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                                                                    Exhibit 3.34

                              ARTICLES OF AMENDMENT
                         TO ARTICLES OF ORGANIZATION OF
                       STANLEY-MARTIN NEIGHBORHOODS I, LLC

     The undersigned limited liability company, pursuant to Title 13.1, Chapter 12, Article 2 of the Code of Virginia, hereby executes the following articles of amendment and set forth:

     FIRST: The name of the limited liability company is Stanley-Martin Neighborhoods I, LLC.

     SECOND: That the Articles of Organization of Stanley-Martin Neighborhoods I, LLC be amended by changing Article 1 thereof, to read as follows:

     1.   The name of the Limited Liability Company is Neighborhoods I, L.L.C.

     THIRD: The foregoing amendment to the articles of organization was adopted on October 10, 2001,

     FOURTH: The amendment to the articles of organization was approved:

     By a majority vote of the members entitled to vote.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Articles of Organization of Stanley-Martin Neighborhoods I, LLC this 10th day of October, 2001.


                                        /s/ Martin K. Alloy
                                        ----------------------------------------
                                        Martin K. Alloy